Exhibit 10.1
Execution Copy
COMMON STOCK PURCHASE AGREEMENT
by and between
KINGSBRIDGE CAPITAL LIMITED
and
ELECTRO-OPTICAL SCIENCES, INC.
dated as of May 7, 2009

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     This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 7th day of May, 2009, by and between Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands, whose business address is P.O. Box 1075, Elizabeth House, 9 Castle Street, St. Helier, Jersey, Channel Islands (the “Investor”), and Electro-Optical Sciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”).
     WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $45 million worth of shares of Common Stock (as defined below); and
     WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) (“Section 4(2)”) and Regulation D (“Regulation D”) of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and
     WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form of Exhibit A hereto (the “Registration Rights Agreement”) pursuant to which the Company shall register the Common Stock issued and sold to the Investor under this Agreement and issuable under the Warrant (as defined below), upon the terms and subject to the conditions set forth therein; and
     WHEREAS, in consideration for the Investor’s execution and delivery of, and its performance of its obligations under, this Agreement, the Company is concurrently issuing to the Investor a Warrant in the form of Exhibit B hereto (the “Warrant”) pursuant to which the Investor may purchase from the Company up to 200,000 shares of Common Stock, upon the terms and subject to the conditions set forth therein;
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings set forth below:
     “Average Trading Volume” means the average trading volume of the twenty (20) Trading Days during the thirty (30) Trading Days prior to the issuance of the Draw Down Notice that results from excluding the five (5) highest and five (5) lowest Trading Days during such period.
     “Blackout Amount” shall have the meaning assigned to such term in the Registration Rights Agreement.
     “Blackout Shares” shall have the meaning assigned to such term in the Registration Rights Agreement.

     “Bylaws” shall have the meaning assigned to such term in Section 4.3 hereof.
     “Charter” shall have the meaning assigned to such term in Section 4.3 hereof.
     “Closing Date” shall have the meaning assigned to such term in Section 2.2 hereof.
     “Closing Price” as of any particular day shall mean the closing price per share of the Common Stock as reported by the Principal Market on such day.
     “Commission” means the United States Securities and Exchange Commission.
     “Commission Documents” shall have the meaning assigned to such term in Section 4.6 hereof.
     “Commitment Period” means the period commencing on the Effective Date and expiring on the earliest to occur of (i) the date on which the Investor shall have purchased Shares pursuant to this Agreement for an aggregate purchase price equal to the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Article VIII hereof, and (iii) the date occurring thirty-six (36) months from the Effective Date.
     “Common Stock” means the common stock of the Company, par value $0.001 per share.
     “Condition Satisfaction Date” shall have the meaning assigned to such term in Article VII hereof.
     “Damages” means any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and costs and reasonable expenses of expert witnesses and investigation).
     “Draw Down” shall have the meaning assigned to such term in Section 3.1 hereof.
     “Draw Down Amount” means the actual dollar amount of a Draw Down paid to the Company.
     “Draw Down Discount Price” means, for any Trading Day during a Draw Down Pricing Period (other than a Draw Down Pricing Period in respect of the Special Issue Right described in Section 3.8), (i) 90% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP is equal to or exceeds $2.00 but is less than $6.75, (ii) 92% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP is equal to or exceeds $6.75 but is less than or equal to $10.00, or (iii) 94% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP exceeds $10.00.
     “Draw Down Notice” shall have the meaning assigned to such term in Section 3.1 hereof.
     “Draw Down Pricing Period” shall mean, with respect to each Draw Down, a period of eight (8) consecutive Trading Days beginning on the first Trading Day specified in a Draw Down Notice.

     “DTC” shall mean the Depository Trust Company, or any successor thereto.
     “Effective Date” means the first Trading Day immediately following the date on which the Registration Statement is declared effective by the Commission.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Excluded Merger or Sale” shall have the meaning assigned to such term in the Warrant.
     “FINRA” means the Financial Industry Regulatory Authority.
     “Fixed Purchase Amount” means, in respect of any Draw Down, up to 2.5% of the Company’s Market Capitalization as of the date of delivery of the applicable Draw Down Notice.
     “Knowledge” means the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer.
     “Liquidity Ratio” means 0.25 (twenty-five percent (25%)).
     “Make Whole Amount” shall have the meaning specified in Section 3.7.
     “Market Capitalization” means, as of any Trading Day, the product of (i) the closing sale price of the Common Stock as reported by Bloomberg L.P. using the AQR function and (ii) the number of outstanding shares of Common Stock as reported by Bloomberg L.P. using the DES function.
     “Material Adverse Effect” means any effect that is not negated, corrected, cured or otherwise remedied within a reasonable period of time on the business, operations, properties or financial condition of the Company and its consolidated subsidiaries that is material and adverse to the Company and such subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant in any material respect; provided, however, that none of the following shall individually constitute a “Material Adverse Effect”: (i) the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets or the biotechnology industry; (ii) the effects of conditions or events that are reasonably expected to occur in the Company’s ordinary course of business (such as, by way of example only, failed clinical trials, serious adverse events involving the Company’s product candidates or products, delays in product development or commercial launch, unfavorable regulatory determinations, difficulties in generating product sales or involving collaborators or intellectual property disputes); (iii) any changes or effects resulting from the announcement or consummation of the transactions contemplated by this Agreement, including, without limitation, any changes or effects associated with any particular Draw Down, and (iv) changes in the market price of the Common Stock.

     “Maximum Commitment Amount” means the lesser of (i) $45 million in aggregate Draw Down Amounts or (ii) 3,527,000 shares of Common Stock (as adjusted for stock splits, stock combinations, stock dividends and recapitalizations that occur on or after the date of this Agreement) minus the number of Blackout Shares, if any, delivered to the Investor under the Registration Rights Agreement; provided, however, that the Maximum Commitment Amount shall not exceed under any circumstances that number of shares of Common Stock that the Company may issue pursuant to this Agreement and the transactions contemplated hereby without (a) breaching the Company’s obligations under the rules and regulations of the Principal Market or (b) obtaining stockholder approval under the applicable rules and regulations of the Principal Market (notwithstanding that such approval may have been obtained).
     “Maximum Draw Down Amount” means, in respect of any Draw Down (other than a Draw Down in respect of the Special Issue Right described in Section 3.8), the lesser of (i) $10 million and (ii) the greater of (x) the Fixed Purchase Amount and (y) the Purchase Amount Option.
     “Permitted Transaction” shall have the meaning assigned to such term in Section 6.6 hereof.
     “Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any government or political subdivision or an agency or instrumentality thereof.
     “Principal Market” means the NASDAQ Capital Market, the NASDAQ Global Select Market, the NASDAQ Global Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.
     “Prohibited Transaction” shall have the meaning assigned to such term in Section 6.7 hereof.
     “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented from time to time pursuant to Rule 424(b) of the Securities Act.
     “Purchase Amount Option” means, in respect of any Draw Down, up to the lesser of (i) 3.5% of the Company’s Market Capitalization as of the date of delivery of the applicable Draw Down Notice and (ii) the product of (w) Average Trading Volume multiplied by (x) the Closing Price on the Trading Day preceding the delivery of the applicable Draw Down Notice multiplied by (y) the number of Trading Days during a Draw Down Pricing Period (8) multiplied by (z) the Liquidity Ratio (0.25).
     “Registrable Securities” means (i) the Shares, (ii) the Warrant Shares, and (iii) any Common Stock issued or issuable with respect to any of the Shares or Warrant Shares while such Shares or Warrant Shares are Registrable Securities by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise (including, for the avoidance of doubt, any Blackout Shares issued pursuant to the Registration Rights Agreement). As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the Registration Statement has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to the Registration Statement, (x) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, (y) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company such Registrable Securities may be sold without registration and without any time, volume or manner limitations pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.
     “Registration Rights Agreement” shall have the meaning set forth in the recitals of this Agreement.
     “Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.
     “Regulation D” shall have the meaning set forth in the recitals of this Agreement. “Section 4(2)” shall have the meaning set forth in the recitals of this Agreement.
     “Securities Act” shall have the meaning set forth in the recitals of this Agreement.
     “Settlement Date” shall have the meaning assigned to such term in Section 3.5 hereof.
     “Shares” means the shares of Common Stock of the Company that are and/or may be purchased hereunder.
     “Trading Day” means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.
     “VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Stock during each Trading Day divided by the total number of shares of Common Stock traded during such Trading Day) of the Common Stock during any Trading Day as reported by Bloomberg, L.P. using the AQR function.
     “Warrant” shall have the meaning set forth in the recitals of this Agreement.
     “Warrant Shares” means the shares of Common Stock issuable to the Investor upon exercise of the Warrant.
ARTICLE II
PURCHASE AND SALE OF COMMON STOCK
     Section 2.1 Purchase and Sale of Stock. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall to the extent it elects to make Draw Downs in accordance with Article III hereof, issue and sell to the Investor and the Investor shall purchase

Common Stock from the Company for an aggregate (in Draw Down Amounts) of up to the Maximum Commitment Amount, consisting of purchases based on Draw Downs in accordance with Article III hereof.
     Section 2.2 Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, that number of the Shares to be issued in connection with each Draw Down. The execution and delivery of this Agreement (the “Closing”) shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038 at 5:00 p.m. local time on May 7, 2009, or at such other time and place (including, without limitation, by way of facsimile exchange of executed documents from different locations) or on such date as the Investor and the Company may agree upon (the “Closing Date”). Each party shall deliver at or prior to the Closing all documents, instruments and writings required to be delivered at the Closing by such party pursuant to this Agreement.
     Section 2.3 Registration Statement and Prospectus. The Company shall prepare and file with the Commission the Registration Statement (including the Prospectus) in accordance with the provisions of the Securities Act and the Registration Rights Agreement.
     Section 2.4 Warrant. On the Closing Date, the Company shall issue and deliver the Warrant to the Investor.
     Section 2.5 Blackout Shares. The Company shall deliver any Blackout Amount or issue and deliver any Blackout Shares to the Investor in accordance with Section 1.1(e) of the Registration Rights Agreement.
ARTICLE III
DRAW DOWN TERMS
     Subject to the satisfaction of the conditions hereinafter set forth in this Agreement, the parties agree as follows:
     Section 3.1 Draw Down Notice. During the Commitment Period, the Company may, in its sole discretion, issue a Draw Down Notice (as hereinafter defined) which shall specify the dollar amount the Company intends to raise from the Investor from the sale of Common Stock hereunder (each such capital raising transaction, a “Draw Down”) up to a Draw Down Amount equal to the Maximum Draw Down Amount. The Investor shall be obligated to accept each Draw Down initiated by the Company, subject to the terms and conditions hereinafter provided. The Company shall inform the Investor in writing by sending a duly completed notice in the form of Exhibit C hereto (each, a “Draw Down Notice”) by e-mail to the addresses set forth in Section 10.4, with a copy to the Investor’s counsel, as to such Draw Down Amount before commencement of trading on the first Trading Day of the related Draw Down Pricing Period. In addition to the Draw Down Amount, each Draw Down Notice shall designate the first Trading Day of the Draw Down Pricing Period. In no event shall any Draw Down Amount exceed the Maximum Draw Down Amount. Each Draw Down Notice shall be accompanied by a certificate, signed by the Chief Executive Officer or Chief Financial Officer, dated as of the date of such Draw Down Notice, in the form of Exhibit D hereof.
     Section 3.2 Number of Shares. Subject to Section 3.6(b), the number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the number of shares issuable on each Trading Day of the Draw Down Pricing Period. Subject to Section 3.6(b), the number of shares issuable on a Trading Day during a Draw Down Pricing Period shall be equal to the quotient of one eighth (1/8th) of the Draw Down Amount divided by the Draw Down Discount Price for such Trading Day.
     Section 3.3 Limitation on Draw Downs. Only one Draw Down shall be permitted for each Draw Down Pricing Period.
     Section 3.4 Trading Cushion. Unless the parties agree in writing otherwise, there shall be a minimum of three (3) Trading Days between the expiration of any Draw Down Pricing Period and the beginning of the next succeeding Draw Down Pricing Period.
     Section 3.5 Settlement. The number of Shares purchased by the Investor in any Draw Down shall be determined and settled on two separate dates. Shares purchased by the Investor during the first four Trading Days of any Draw Down Pricing Period shall be determined and settled no later than the sixth Trading Day of such Draw Down Pricing Period. Shares purchased by the Investor during the second four Trading Days of any Draw Down Pricing Period shall be determined and settled no later than the second Trading Day after the last Trading Day of such Draw Down Pricing Period. Each date on which settlement of the purchase and sale of Shares occurs hereunder being referred to as a “Settlement Date.” The Investor shall provide the Company with delivery instructions for the Shares to be issued at each Settlement Date at least two Trading Days in advance of such Settlement Date. The number of Shares actually issued shall be rounded down to the nearest whole number of Shares.
     Section 3.6 Delivery of Shares; Payment of Draw Down Amount.
          (a) On each Settlement Date, the Company shall deliver the Shares purchased by the Investor to the Investor or its designees exclusively via book-entry through the DTC to an account designated by the Investor, and upon receipt of the Shares, the Investor shall cause payment thereof to be made to the Company’s designated account by wire transfer of immediately available funds, if the Shares are received by the Investor no later than 12:00 p.m. (Eastern Time), or next day available funds, if the Shares are received thereafter. Upon the written request of the Company, the Investor will cause its banker to confirm to the Company that the Investor has provided irrevocable instructions to cause payment for the Shares to be made as set forth above, upon confirmation by such banker that the Shares have been delivered through the DTC in unrestricted form.
          (b) For each Trading Day during a Draw Down Pricing Period on which the VWAP is less than the greater of: (i) 90% of the Closing Price of the Company’s Common Stock on the Trading Day immediately preceding the commencement of such Draw Down Pricing Period, (ii) $2.00 or (iii) the price specified by the Company in the applicable Draw Down Notice, such Trading Day shall not be used in calculating the number of Shares to be issued in connection with such Draw Down, and the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one eighth (1/8th) of the initial Draw Down Amount specified in the Draw Down Notice. If trading in the Company’s Common Stock is suspended for any reason for more than three (3) consecutive or non-consecutive hours during trading hours on the Principal Market on any Trading Day during a Draw Down Pricing Period, such Trading Day shall be disregarded in calculating the number of Shares to be issued in connection with such Draw Down, and the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one eighth (1/8th) of the initial Draw Down Amount specified in the Draw Down Notice. In addition, in the event that the Company delivers a Blackout Notice to the Investor at any time on or after the date that a Draw Down Notice is delivered, each Trading Day during the applicable Draw Down Pricing Period after the delivery of such Blackout Notice shall be disregarded (subject to waiver by the Investor) for the purposes of calculating the number of Shares to be issued in respect of the applicable Draw Down, and the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one eighth (1/8th) of the initial Draw Down Amount specified in the Draw Down Notice for each such Trading Day that is so disregarded. For the avoidance of doubt, any Trading Day that is disregarded for the purposes of calculating the number of Shares to be issued in connection with a Draw Down in accordance with the foregoing shall only reduce such number of Shares by one eighth (1/8th), notwithstanding that such Trading Day may be so disregarded for more than one of the reasons specified above.
     Section 3.7 Failure to Deliver Shares. If on any Settlement Date, the Company fails to cause the delivery of the Shares purchased by the Investor, and such failure is not cured within two (2) Trading Days following such Settlement Date, the Company shall pay to the Investor on demand in cash by wire transfer of immediately available funds to an account designated by the Investor the “Make Whole Amount;” provided, however, that in the event that the Company is prevented from delivering Shares in respect of any such Settlement Date in a timely manner by any fact or circumstance that is not reasonably within the control of, or directly attributable to, the Company, or is otherwise reasonably within the control of, or directly attributable to, the Investor, then such two (2) Trading Day period shall be automatically extended until such time as such fact or circumstance is cured. As used herein, the Make Whole Amount shall be an amount equal to the sum of (i) the Draw Down Amount actually paid by the Investor in respect of such Shares plus (ii) an amount equal to the actual loss suffered by the Investor in respect of sales to subsequent purchasers (taking into account the return of the Draw Down Amount made under clause (i)), pursuant to transactions entered into before the Settlement Date, of the Shares that were required to be delivered by the Company, which shall be based upon documentation reasonably satisfactory to the Company demonstrating the difference (if greater than zero) between (A) the price per share paid by the Investor to purchase such number of shares of Common Stock necessary for the Investor to meet its share delivery obligations to such subsequent purchasers minus (B) the average Draw Down Discount Price during the applicable Draw Down Pricing Period. In the event that the Make Whole Amount is not paid within two (2) Trading Days following a demand therefor from the Investor, the Make Whole Amount shall accrue annual interest (on the basis of the 365 day year) compounded daily at a rate equal to the greater of (i) the prime rate of interest then in effect as published by the Wall Street Journal plus three percent (3%) and (ii) ten percent (10%), up to and including the date on which the Make Whole Amount is actually paid. For the purposes of this Section 3.7 facts or circumstances that are reasonably within the control of the Company include such facts and circumstances solely attributable to acts or omissions of the Company, its officers, directors, employees, agents and representatives, including, without limitation, any transfer agent(s) and/or accountant(s) engaged by the Company in connection with the Company’s performance of its obligations hereunder. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Company pays the Make Whole Amount (plus interest, if applicable) in respect of any Settlement Date in accordance with this Section 3.7, such payment shall be the Investor’s sole remedy in respect of the Company’s failure to deliver Shares in respect of such Settlement Date, and the Company shall not be obligated to deliver such Shares.
     Section 3.8 Special Issue Right. Subject to the terms and conditions set forth in this Agreement, including, without limitation, the provisions of this Article III and the conditions set forth in Article VII, at any time beginning on the Effective Date and ending on October 1, 2009, the Company may deliver a Draw Down Notice to the Investor indicating that it is exercising its right pursuant to this Section 3.8 (the “Special Issue Right”) to effect a Draw Down with a Maximum Draw Down Amount equal to the lesser of (i) $4 million and (ii) 3.5% of the Company’s Market Capitalization as of the date of delivery of such Draw Down Notice and a Draw Down Discount Price equal to 90% of the VWAP on each Trading Day during the associated Draw Down Pricing Period used in calculating the number of Shares to be issued in connection with such Draw Down under the limitations set forth in Section 3.6(b). The Company may not exercise the Special Issue Right more than one time.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby makes the following representations and warranties to the Investor:
     Section 4.1 Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Except as set forth in the Commission Documents (as defined below), as of the date hereof, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity, other than any wholly-owned subsidiary that is not “significant” within the meaning of Regulation S-X promulgated by the Commission. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
     Section 4.2 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to issue the Shares, the Warrant, the Warrant Shares and any Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Charter); (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrant, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than as contemplated by Section 6.5); and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrant has been duly executed, issued and delivered, by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or indemnification or by other equitable principles of general application (including any limitation of equitable remedies).
     Section 4.3 Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding are set forth in the Commission Documents as of the date specified therein. All of the outstanding shares of the Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. Except as set forth in this Agreement, as described in the Commission Documents or as disclosed on a schedule (the “Disclosure Schedule”) previously delivered to the Investor, as of December 31,2008, no shares of Common Stock were entitled to preemptive rights or registration rights and there were no outstanding options, warrants, scrip, rights issued by the Company to subscribe to, call or commitments of any character whatsoever issued by the Company relating to, or securities or rights convertible into or exchangeable for or giving any right to subscribe for, any shares of capital stock of the Company, except for stock options issued by the Company to its employees, directors and consultants. Except as set forth in this Agreement, the Commission Documents, or as previously disclosed to the Investor in the Disclosure Schedule, as of December 31, 2008, there were no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. Except as described in the Commission Documents or as previously disclosed to the Investor in the Disclosure Schedule, as of the date hereof the Company is not a party to any agreement granting registration rights to any Person with respect to any of its equity or debt securities. Except as set forth in the Commission Documents or as previously disclosed to the Investor in the Disclosure Schedule, as of the date hereof the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued during the twelve month period immediately prior to the Closing complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto that would have a Material Adverse Effect. The Company has furnished or made available to the Investor true and correct copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect on the date hereof (the “Charter”), and the Company’s Amended and Restated Bylaws, as amended and in effect on the date hereof (the “Bylaws”).
     Section 4.4 Issuance of Shares. Subject to Section 6.5, the Shares, the Warrant and the Warrant Shares have been, and any Blackout Shares will be, duly authorized by all necessary corporate action (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Charter) and, when issued and paid for in accordance with the terms of this Agreement, the Registration Rights Agreement and the Warrant, and subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the Shares and the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Investor shall be entitled to all rights accorded to a holder of shares of Common Stock.
     Section 4.5 No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby or thereby, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not in any material respect: (i) result in the violation of any provision of the Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and that has not been waived where such default or conflict would constitute a Material Adverse Effect, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound which would constitute a Material Adverse Effect, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected where such violation would constitute a Material Adverse Effect, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company is subject or to which any of its assets, operations or management may be subject where the failure to obtain any such consent would constitute a Material Adverse Effect. The Company is not required under applicable federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant, or issue and sell the Shares, the Warrant Shares or the Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Charter) in accordance with the terms hereof and thereof (other than any required filings that the Company is permitted to make with the Commission, the FINRA/NASDAQ or state securities commissions subsequent to the Closing, and, any registration statement (including any amendment or supplement thereto) or any other filing or consent which may be filed pursuant to this Agreement, the Registration Rights Agreement or the Warrant); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

     Section 4.6 Commission Documents, Financial Statements.
          (a) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and since December 31, 2008 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, and, for the purpose of determining the Company’s compliance with Section 7.1 hereof, any such reports, schedules, forms, statements and other documents filed with the Commission and publicly available after the date hereof but on or prior to the applicable Condition Satisfaction Date, including filings incorporated by reference, being referred to herein as the “Commission Documents”). Except as previously disclosed to the Investor in writing, since December 31, 2008 the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the NASDAQ Capital Market. The Company has made available (including through the Commission’s IDEA filing system) to the Investor true and complete copies of the Commission Documents filed with the Commission since December 31, 2008 and prior to the Closing Date. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of the date it was filed with the Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder then-applicable to such document, and, as of the date it was filed with the Commission, after giving effect to the information disclosed and incorporated by reference therein, to the Company’s Knowledge such Annual Report on Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, to the Company’s Knowledge the financial statements, together with the related notes and schedules thereto, of the Company included in the Commission Documents filed with the Commission since December 31, 2008 complied as to form in all material respects with all then-applicable accounting requirements and the published rules and regulations of the Commission or other then-applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
          (b) The Company has timely filed with the Commission and made available to the Investor via IDEA or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents.

The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. As used in this Section 4.6(b), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.
     Section 4.7 No Material Adverse Change. Except as disclosed in the Commission Documents, as previously disclosed to the Investor in the Disclosure Schedule or as disclosed in a publicly available press release of the Company, since December 31, 2008 no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company.
     Section 4.8 No Undisclosed Liabilities. To the Company’s Knowledge, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses since December 31, 2008 or which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.
     Section 4.9 No Undisclosed Events or Circumstances. Except as previously disclosed to the Investor in writing, to the Company’s Knowledge, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect on the Company.
     Section 4.10 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or in the Disclosure Schedule, there is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets, or to the Knowledge of the Company involving any officers or directors, in their capacity as officers or directors, of the Company or any of its subsidiaries, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit, that would be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in the Commission Documents or as previously disclosed to the Investor in writing, no judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.
     Section 4.11 Compliance with Law. The business of the Company and its subsidiaries has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that would not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Company and its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.
     Section 4.12 Certain Fees. Except as expressly set forth in this Agreement, including Section 10.3 hereof, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement.
     Section 4.13 Disclosure. To the Company’s Knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.
     Section 4.14 Material Non-Public Information. Except for this Agreement and the transactions contemplated hereby and the Disclosure Schedule, neither the Company nor its employees have disclosed to the Investor, any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.
     Section 4.15 Exemption from Registration; Valid Issuances. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the issuance and sale of the Shares, the Warrant, the Warrant Shares and any Blackout Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Section 4(2), Regulation D and/or any other applicable federal and state securities laws; provided, however, that at the request of and with the express agreement of the Investor, the Shares, and under certain circumstances the Warrant Shares will be delivered to the Investor via book entry through DTC and will not bear legends noting restrictions as to resale of such Shares under federal and state securities laws, nor will such Shares be subject to stop transfer instructions. Neither the sales of the Shares, the Warrant, the Warrant Shares or any Blackout Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement, the Registration Rights Agreement, or the Warrant shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares, the Warrant Shares or any Blackout Shares, or (ii) except as previously disclosed to the Investor in writing, entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the shares of Common Stock or other securities of the Company.

     Section 4.16 Form S-3 Eligibility. As of the date hereof, the Company qualifies to register the Shares and the Warrant Shares for resale by the Investor on Form S-3 promulgated by the Commission, without reliance on General Instruction I.B.6. thereof, and the Company is not subject to any volume limitations imposed by the Securities Act or the Commission in respect of such registration, it being acknowledged that the Company may be subject to the shareholder approval rules of the Principal Market.
     Section 4.17 No General Solicitation or Advertising in Regard to this Transaction. Except for such registration statements to be filed as contemplated herein or in the Registration Rights Agreement, neither the Company nor any of its affiliates or any Person acting on its or their behalf (i) has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, the Warrant, the Warrant Shares or any Blackout Shares or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act.
     Section 4.18 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, the Registration Statement and the Prospectus, and employee benefit plans, under circumstances that would require registration under the Securities Act of shares of the Common Stock issuable hereunder with any other offers or sales of securities of the Company.
     Section 4.19 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares.
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR
     The Investor hereby makes the following representations, warranties and covenants to the Company:
     Section 5.1 Organization and Standing of the Investor. The Investor is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.
     Section 5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement, the Warrant and the Registration Rights Agreement and to purchase the Shares, any Blackout Shares, the Warrant and the Warrant Shares in accordance with the terms hereof and thereof. The execution, delivery and performance of this Agreement, the Warrant and the Registration Rights Agreement by

Investor and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor’s rights and remedies or indemnification or by other equitable principles of general application (including any limitation of equitable remedies).
     Section 5.3 No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby and thereby, by the Investor and the consummation of the transactions contemplated hereby and thereby do not (i) violate any provision of the Investor’s charter documents or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is a party or by which the Investor is bound or by which any of its respective properties or assets are bound, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Investor or by which any property or asset of the Investor are bound or affected, or (v) require the consent of any third-party that has not been obtained pursuant to any material contract to which Investor is subject or to which any of its assets, operations or management may be subject. The Investor is not required under applicable federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant or to purchase or acquire the Shares, the Warrant, the Warrant Shares or any Blackout Shares in accordance with the terms hereof, provided that, for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.
     Section 5.4 Financial Capability. The Investor has the financial capability to perform all of its obligations under this Agreement, the Registration Rights Agreement and the Warrant, including the capability to purchase the Shares, the Warrant, the Warrant Shares and any Blackout Shares in accordance with the terms hereof and thereof. The Investor has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock and the Warrant. The Investor is an “accredited investor” as defined in Regulation D. The Investor is a “sophisticated investor” as described in Rule 506(b)(2)(ii) of Regulation D. The Investor acknowledges that an investment in the Common Stock and the Warrant is speculative and involves a high degree of risk.

     Section 5.5 Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares, any Blackout Shares, the Warrant and the Warrant Shares which have been requested by the Investor. The Investor has reviewed or received copies of the Commission Documents. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares, any Blackout Shares, the Warrant and the Warrant Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.
     Section 5.6 Trading Restrictions. The Investor covenants that during the Commitment Period, neither the Investor nor any of its affiliates nor any entity managed or controlled by the Investor will (i) enter into or execute or cause or assist any Person to enter into or execute any “short sale” (as such term is defined in Rule 200 of Regulation SHO, or any successor regulation, promulgated by the Commission under the Exchange Act) of any securities of the Company or (ii) engage, through related parties or otherwise, in any derivative transaction directly related to shares of Common Stock (including, without limitation, the purchase of any option or contract to sell) except during the term of a Draw Down Pricing Period with respect to Shares that the Investor purchased pursuant to the Draw Down pertaining to such Draw Down Pricing Period, and that the Investor and its affiliates shall comply with all other applicable laws. Subject to clause (i) above, the Investor shall have the right during any Draw Down Pricing Period to sell shares of Common Stock equal in number to the aggregate number of the Shares purchased pursuant to the Draw Down pertaining to such Draw Down Pricing Period.
     Section 5.7 Statutory Underwriter Status. The Investor acknowledges that, pursuant to the Commission’s current interpretations of the Securities Act, the Investor will be disclosed as an “underwriter” within the meaning of the Securities Act in the Registration Statement (and amendments thereto) and in any Prospectus contained therein to the extent required by applicable law and to the extent such Prospectus is related to the resale of Registrable Securities.
     Section 5.8 Not an Affiliate. The Investor is not an officer, director or “affiliate” (as defined in Rule 405 of the Securities Act) of the Company.
     Section 5.9 Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising by or on behalf of the Company.
     Section 5.10 Prospectus Delivery. The Investor agrees that unless the Shares, the Warrant Shares or any Blackout Shares are eligible for resale pursuant to all the conditions of Rule 144, it will resell the Shares, the Warrant Shares and any Blackout Shares only pursuant to the Registration Statement, in a manner described under the caption “Plan of Distribution” in the Registration Statement, and in a manner in compliance with all applicable securities laws, including, without limitation, any applicable prospectus delivery requirements of the Securities Act and the insider trading restrictions of the Exchange Act; provided that in no event shall the Company be under any obligation to the Investor to supplement the Prospectus to reflect the issuance of any Shares pursuant to a Draw Down at any time prior to the day following the last Settlement Date with respect to such Draw Down.
ARTICLE VI
COVENANTS OF THE COMPANY
     The Company covenants with the Investor as follows, which covenants are for the benefit of the Investor and its permitted assignees (as defined herein):
     Section 6.1 Securities Compliance. The Company shall notify the Commission and the Principal Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, the Warrant Shares and the Blackout Shares, if any, to the Investor, provided that in no event shall the Company be under any obligation to the Investor hereunder to supplement the Prospectus to reflect the issuance of any Shares pursuant to a Draw Down at any time prior to the date following the Settlement Date with respect to such Shares. Each Commission Document to be filed with the Commission after the Closing Date and incorporated by reference in the Registration Statement and Prospectus, when such document becomes effective or is filed with the Commission, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Shares in connection with all Draw Downs contemplated hereunder and the Warrant Shares. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.
     Section 6.3 Registration and Listing. During the Commitment Period, the Company shall use commercially reasonable efforts to: (i) take all action necessary to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, (ii) comply in all material respects with its reporting and filing obligations under the Exchange Act, (iii) prevent the termination or suspension of such registration, or the termination or suspension of its reporting and filing obligations under the Exchange Act or Securities Act (except as expressly permitted herein). The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock and the listing of the Shares purchased by Investor hereunder on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the FINRA and the Principal Market. The Company will not be required to carry out any action pursuant to this Agreement, the Registration Rights Agreement or the Warrant that would adversely impact the listing of the

Company’s securities on the Principal Market, which Principal Market may be changed by the Company in the future in the Company’s discretion.
     Section 6.4 Registration Statement. Without the prior written consent of the Investor, the Registration Statement shall be used solely in connection with the transactions between the Company and the Investor contemplated hereby or in connection with any other offering of the Company’s securities described under the caption “Plan of Distribution” in the Registration Statement.
     Section 6.5 Compliance with Laws.
          (a) The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, in each case in contravention of applicable laws, rules regulations or orders.
          (b) Without the consent of its stockholders in accordance with FINRA and The NASDAQ Stock Market LLC rules, the Company will not be obligated to issue, and the Investor will not be obligated to purchase, any Shares or Blackout Shares which would result in the issuance under this Agreement, the Warrant and the Registration Rights Agreement of Shares, Warrant Shares and Blackout Shares (collectively) representing more than the applicable percentage under the rules of the FINRA and The NASDAQ Stock Market LLC, including, without limitation, NASDAQ Marketplace Rule 4350(i), that would require stockholder approval of the issuance thereof. Nothing herein shall compel the Company to seek such consent of its stockholders. In addition, the Company will not be obligated to issue, and the Investor will not be obligated to purchase, any Shares, Warrant Shares or Blackout Shares if as a result of the acquisition of such Shares, Warrant Shares and/or Blackout Shares, the Company would be required to file any notification or report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Nothing herein shall compel the Company to file such notification and report forms.
     Section 6.6 Other Financing. Nothing in this Agreement shall be construed to restrict the right of the Company to offer, sell and/or issue securities of any kind whatsoever, provided such transaction is not a Prohibited Transaction (as defined below) (any such transaction that is not a Prohibited Transaction is referred to in this Agreement as a “Permitted Transaction”). Without limiting the generality of the preceding sentence, the Company may, without the prior written consent of the Investor, (i) establish stock option, stock purchase, stock bonus or other equity incentive or award plans or agreements (for directors, employees, consultants and/or advisors), and issue securities thereunder, and amend such plans or agreements, including increasing the number of shares available thereunder, (ii) issue equity securities to finance, or otherwise in connection with, the acquisition, license or sale of one or more other companies, equipment, technologies or lines of business, (iii) issue shares of Common Stock and/or other securities in connection with the Company’s option, equity incentive or award plans, stock purchase plans, stock bonus programs, rights plans, warrants or options, (iv) issue shares of Common Stock and/or other securities in connection with the acquisition, license or sale of products, licenses, equipment or other assets and strategic collaborations, partnerships, joint ventures or similar transactions; (v) issue shares of Common and/or other securities to employees, consultants and/or advisors as consideration for services rendered or to be rendered, (vi) issue and sell equity or debt securities in a public offering, (vii) issue and sell any equity or debt securities in a private placement (other than in connection with any Prohibited Transaction), (viii) issue equity securities to equipment lessors, equipment vendors, banks or similar lending institutions in connection with leases or loans, or in connection with strategic commercial or licensing transactions, (ix) issue securities in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company and (x) issue shares of Common Stock to the Investor under any other agreement entered into between the Investor and the Company.
     Section 6.7 Prohibited Transactions. Except as set forth on Schedule 6.7 of the Disclosure Schedule and except as permitted by Section 6.6, during the term of this Agreement, the Company shall not enter into any Prohibited Transaction without the prior written consent of the Investor, which consent may be withheld at the sole discretion of the Investor. For the purposes of this Agreement, the term “Prohibited Transaction” shall refer to the issuance by the Company of any “future priced securities,” which shall mean the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating discount or other post-issuance adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line or other financing, including, without limitation, any financing that is substantially similar to the financing provided for under this Agreement, provided that any future issuance by the Company of (i) a convertible security (“Convertible Security”) that (A) contains provisions that adjust the conversion price of such Convertible Security in the event of stock splits, dividends, distributions, reclassifications or similar events or pursuant to anti-dilution provisions or (B) is issued in connection with the Company obtaining debt financing for research and development purposes where the issuance of Convertible Securities is conditioned upon the Company meeting certain defined clinical milestones, (ii) securities in a registered direct public offering or an unregistered private placement where the price per share of such securities is fixed concurrently with the execution of definitive documentation relating to the offering or placement, as applicable and (iii) securities issued in connection with a secured debt financing, shall not be a Prohibited Transaction.
     Section 6.8 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Excluded Merger or Sale with another Person, subject to the terms of the Warrant.
     Section 6.9 Non-Disclosure of Non-Public Information. Subject to Section 6.10 below, except as otherwise expressly provided in this Agreement, the Registration Rights Agreement or the Warrant, none of the Company, its officers, directors, employees nor agents shall disclose material non-public information to the Investor, its advisors or representatives.

     Section 6.10 Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or the Prospectus related to the offer, issuance and sale of the Shares and the Warrant Shares hereunder: (i) receipt of any request for material additional information by the Commission or any other federal or state governmental authority or for amendments or supplements to the Registration Statement or the Prospectus (to the extent related to the resale of Registrable Securities) during the period of effectiveness of the Registration Statement; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the first sentence of this Section 6.10, only that the event has occurred. The Company shall not request a Draw Down during the continuation of any of the foregoing events.
     Section 6.11 Amendments to the Registration Statement. After the Registration Statement has been declared effective by the Commission, (a) the Company shall not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus (to the extent related to the resale of Registrable Securities) of which the Investor shall not have been previously or be simultaneously advised; provided, however, that the Company shall, to the extent it deems advisable, and without the prior consent of or notice to the Investor, supplement the Prospectus within two Trading Days following the Settlement Date for each Draw Down solely to reflect the issuance of Shares with respect to such Draw Down; and provided further that the Company need not advise the Investor regarding any supplement the purpose of which is to update the Registration Statement and the Prospectus to include information the Company has previously filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (b) so long as, in the reasonable opinion of counsel for the Investor, a Prospectus is required to be delivered in connection with sales of the Shares by the Investor, if the Company files any information, documents or reports that are incorporated by reference in the Registration Statement pursuant to the Exchange Act, the Company shall, if requested in writing by the Investor, deliver a copy of such information, documents or reports to the Investor promptly following such filing to the extent such information, documents or reports are not available on the Commission’s IDEA filing system.
     Section 6.12 Prospectus Delivery. From time to time for such period as in the reasonable opinion of counsel for the Investor a prospectus is required by the Securities Act to be delivered in connection with sales by the Investor, the Company will expeditiously deliver to the Investor, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto related to sales by the Investor) as the Investor may reasonably request. Subject to the Registration Rights Agreement, the Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the

Securities Act and state securities laws in connection with the offering and sale of the Shares and the Warrant Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares and the Warrant Shares. Notwithstanding the foregoing, in no event shall the Company be under any obligation to supplement the Prospectus or to reflect the issuance of any Shares pursuant to a Draw Down or deliver any Prospectus as so supplemented at any time prior to the Trading Day following the Settlement Date with respect to such Shares.
ARTICLE VII
CONDITIONS TO THE OBLIGATION OF THE INVESTOR
TO ACCEPT A DRAW DOWN
     The obligation of the Investor hereunder to accept a Draw Down Notice and to acquire and pay for the Shares in accordance therewith is subject to the satisfaction or waiver, at each Condition Satisfaction Date, of each of the conditions set forth below, provided that the condition set forth in Section 7.11 need only be satisfied at the first Condition Satisfaction Date. Other than those conditions set forth in Section 7.12 which are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion, the conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion. As used in this Agreement, the term “Condition Satisfaction Date” shall mean, with respect to each Draw Down, the date on which the applicable Draw Down Notice is delivered to the Investor, each Trading Day of the applicable Draw Down Pricing Period and each Settlement Date.
     Section 7.1 Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made as though made at that time except for representations and warranties that are expressly made as of a particular date.
     Section 7.2 Performance by the Company. The Company shall have, in all material respects, performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company on or prior to the applicable Condition Satisfaction Date.
     Section 7.3 Compliance with Law. The Company shall have complied in all respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby except for any failures to so comply which would not be reasonably expected to have a Material Adverse Effect.
     Section 7.4 Effective Registration Statement. Upon the terms and subject to the conditions set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective and (i) neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the Commission’s concerns have been addressed and the Investor is reasonably satisfied that the Commission no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or the Prospectus shall exist.
     Section 7.5 No Knowledge. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the Registration Statement with respect to the resale of the Registrable Securities by the Investor to be suspended or otherwise ineffective (which event is reasonably likely to occur within eight Trading Days following the Trading Day on which a Draw Down Notice is delivered) as of the Settlement Date.
     Section 7.6 No Suspension. Trading in the Company’s Common Stock shall not have been suspended by the Commission, the Principal Market or the FINRA and trading in securities generally as reported on the Principal Market shall not have been suspended or limited as of the Condition Satisfaction Date.
     Section 7.7 No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, endorsed or, to the Knowledge of the Company, threatened by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.
     Section 7.8 No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company no inquiry or investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary, seeking to enjoin, prevent or change the transactions contemplated by this Agreement, or seeking material damages in connection with such transactions.
     Section 7.9 Sufficient Shares Registered for Resale. The Company shall have sufficient Shares, calculated using the Closing Price of the Common Stock as of the Trading Day immediately preceding the applicable Draw Down Notice, registered under the Registration Statement to issue and sell such Shares in accordance with such Draw Down Notice.
     Section 7.10 Warrant. The Company shall not be in default in any material respect under any of the provisions of the Warrant, it being acknowledged and agreed that any refusal by or failure of the Company to issue and deliver Warrant Shares in respect of any exercise (in whole or in part) thereof shall be deemed to be material for the purposes of this Section 7.10.
     Section 7.11 Opinion of Counsel. The Investor shall have received the form of opinion mutually agreed upon between the parties on the date of this Agreement, a specimen of which has been delivered by counsel to the Investor to counsel to the Company.
     Section 7.12 Accuracy of Investor’s Representation and Warranties. Each of the representations and warranties of the Investor shall be true and correct in all material respects as of the date when made as though made at that time except for representations and warranties that are made as of a particular date.

ARTICLE VIII
TERMINATION
     Section 8.1 Term. Unless otherwise terminated in accordance with Section 8.2 below, this Agreement shall terminate upon the earlier to occur of (i) the expiration of the Commitment Period or (ii) the issuance of Shares pursuant to this Agreement in an amount equal to the Maximum Commitment Amount.
     Section 8.2 Other Termination.
          (a) The Investor may terminate this Agreement upon (x) one (1) Trading Day’s notice if the Company enters into any Prohibited Transaction as set forth in Section 6.7 without the Investor’s prior written consent, or (y) one (1) Trading Day’s notice if the Investor provides written notice of a Material Adverse Effect to the Company, and such Material Adverse Effect continues for a period of ten (10) Trading Days after the receipt by the Company of such notice.
          (b) The Investor may terminate this Agreement upon one (1) Trading Day’s notice to the Company at any time in the event that the Registration Statement is not initially declared effective in accordance with the Registration Rights Agreement, provided, however, that in the event the Registration Statement is declared effective prior to the delivery of such notice, the Investor shall thereafter have no right to terminate this Agreement pursuant to this Section 8.2(b).
          (c) The Company may terminate this Agreement upon one (1) Trading Day’s notice; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 8.2(c) during any Draw Down Pricing Period; provided further, that, in the event of any termination of this Agreement by the Company pursuant to this Section 8.2(c), so long as the Investor owns Shares purchased hereunder and/or Warrant Shares, unless all of such shares of Common Stock may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144(b) (or any similar provision then in effect) under the Securities Act, the Company shall not suspend or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or voluntarily delist the Common Stock from, the Principal Market without listing the Common Stock on another Principal Market.
          (d) Each of the parties hereto may terminate this Agreement upon one (1) Trading Day’s notice if the other party has breached a material representation, warranty or covenant to this Agreement and such breach is not remedied within ten (10) Trading Days after notice of such breach is delivered to the breaching party.
     Section 8.3 Effect of Termination. In the event of termination by the Company or the Investor, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or 8.2 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 10.13. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement occurring prior to such termination, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement arising prior to such termination.
ARTICLE IX
INDEMNIFICATION
     Section 9.1 Indemnification.
          (a) Except as otherwise provided in this Article IX, unless disputed as set forth in Section 9.2, the Company agrees to indemnify, defend and hold harmless the Investor and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an “Investor Indemnified Party”), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement (except as otherwise specifically provided) by the Company in this Agreement, the Registration Rights Agreement or the Warrant; provided, however, that the Company shall not be liable under this Article IX to an Investor Indemnified Party to the extent that such Damages resulted or arose from the breach by an Investor Indemnified Party of any representation, warranty, covenant or agreement of an Investor Indemnified Party contained in this Agreement, the Registration Rights Agreement or the Warrant or the negligence, recklessness, willful misconduct or bad faith of an Investor Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article IX will be net of insurance proceeds (which the Investor agrees to use commercially reasonable efforts to recover or to cause any Investor Indemnified Party to recover). Accordingly, the amount which the Company is required to pay to any Investor Indemnified Party hereunder (a “Company Indemnity Payment”) will be reduced by any insurance proceeds actually recovered by or on behalf of any Investor Indemnified Party in reduction of the related Damages. In addition, if an Investor Indemnified Party receives a Company Indemnity Payment required by this Article IX in respect of any Damages and subsequently receives any such insurance proceeds, then the Investor will pay, or will cause such other Investor Indemnified Party to pay, to the Company an amount equal to the Company Indemnity Payment received less the amount of the Company Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Company Indemnity Payment was made.
          (b) Except as otherwise provided in this Article IX, unless disputed as set forth in Section 9.2, the Investor agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a “Company Indemnified Party”), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Investor in this Agreement, the Registration Rights Agreement or the Warrant; provided, however, that the Investor shall not be liable under this Article IX to a Company Indemnified Party to the extent that such Damages resulted or arose from the breach by a Company Indemnified Party of any representation, warranty, covenant or agreement of a Company Indemnified Party contained in this Agreement, the Registration Rights Agreement or the Warrant or the negligence, recklessness, willful misconduct or bad faith of a Company Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article IX will be net of insurance proceeds (which the Company agrees to use commercially reasonable efforts to recover or to cause any Company Indemnified Party to recover). Accordingly, the amount which the Investor is required to pay to any Company Indemnified Party hereunder (an “Investor Indemnity Payment”) will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of any Company Indemnified Party in reduction of the related Damages. In addition, if a Company Indemnified Party receives an Investor Indemnity Payment required by this Article IX in respect of any Damages and subsequently receives any such insurance proceeds, then the Company Indemnified Party will pay, or will cause such other Company Indemnified Party to pay, to the Investor an amount equal to the Investor Indemnity Payment received less the amount of the Investor Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Investor Indemnity Payment was made.
     Section 9.2 Notification of Claims for Indemnification. Each party entitled to indemnification under this Article IX (an “Indemnified Party”) shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the party obligated to indemnify such Indemnified Party under this Article IX (the “Indemnifying Party”), notify the Indemnifying Party in writing of the commencement thereof. Any such notice shall describe the claim in reasonable detail. The failure of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article IX or (b) under this Article IX unless, and only to the extent that, such failure results in the Indemnifying Party’s forfeiture of substantive rights or defenses or the Indemnifying Party is prejudiced by such delay. The procedures listed below shall govern the procedures for the handling of indemnification claims.
          (a) Any claim for indemnification for Damages that do not result from a Third Party Claim as defined in the following paragraph, shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment as set forth in Section 9.1. If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement.
          (b) If an Indemnified Party shall receive notice or otherwise learn of the assertion by a person or entity not a party to this Agreement of any threatened legal action or claim (collectively a “Third Party Claim”), with respect to which an Indemnifying Party may be obligated to provide indemnification, the Indemnified Party shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim.
          (c) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise) at such

Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnified Party (or sooner if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement. In case any such Third Party Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Third Party Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more significant defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in such circumstances the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for such reasonable fees and expenses of such counsel incurred in any such Third Party Claim, as such expenses are incurred, provided that the Indemnified Parties agree to repay such amounts if it is ultimately determined that the Indemnifying Party was not obligated to provide indemnification under this Article IX. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Party shall not be liable for any settlement of a claim effected against an Indemnified Party without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article IX shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.
ARTICLE X
MISCELLANEOUS
     Section 10.1 Fees and Expenses.
          (a) Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall be solely responsible for (i) all reasonable attorneys fees and expenses incurred by the Investor in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant, and review of the Registration Statement, and in connection with any amendments, modifications or waivers of this Agreement, (ii) subject in all cases to Section 10.1(b) hereof, all reasonable fees and expenses incurred in connection with the Investor’s enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses, (iii) ongoing due diligence expenses of the Investor during the term of this Agreement equal to $12,500 per calendar quarter (other than in respect of any calendar quarter during which the Company issues and sells Shares to the Investor hereunder with an aggregate in Draw Down Amounts equal to or exceeding 2% of the Company’s Market Capitalization measured as of the first Trading Day of such calendar quarter), and (iv) all stamp or other similar taxes and duties, if any, levied in connection with issuance of the Shares pursuant hereto; provided, however, that in each of the above instances at the reasonable request of the Company the Investor shall provide customary supporting invoices or similar documentation describing such expenses (however, the Investor shall not be obligated to provide detailed time sheets for fees and expenses of counsel unless the aggregate amount of such fees and expenses exceeds $75,000); and provided further, that the maximum aggregate amount payable by the Company pursuant to clauses (i) and (ii) above shall be $75,000 and the Investor shall bear all fees and expenses described in clauses (i) and (ii) above in excess of $75,000.
          (b) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Registration Rights Agreement or the Warrant, the prevailing party shall be entitled to reasonable fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     Section 10.2 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto, provided that the Closing Price shall be reported by the Principal Market. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.
     Section 10.3 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party, except that the Company engaged the services of The Northstar Group, Inc. in connection with the transaction contemplated hereby and all fees and expenses due in connection therewith shall be borne by the Company. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     Section 10.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith, in each case with a copy to the e-mail address set forth beside the facsimile number for the addressee below. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
If to the Company:
Electro-Optical Sciences, Inc.
3 West Main Street, Suite 201
Irvington, New York 10533
Facsimile: 914-591-3701
Attention: Joseph V. Gulfo, M.D., Chief Executive Officer
Email: jvgulfo@eosciences.com
with a copy (which shall not constitute notice) to:
Golenbock Eiseman Assor Bell & Peskoe, LLP
437 Madison Avenue
New York, New York 10022-7302
Facsimile: 212-754-0330
Attention: Valerie A. Price, Esq.
E-mail: vprice@golenbock.com
if to the Investor:
Kingsbridge Capital Limited
Attention: Mr. Antony Gardner-Hillman
P.O. Box 1075
Elizabeth House
9 Castle Street
St. Helier
Jersey
JE42QP
Channel Islands
Telephone: 011-44-1534-636-041
Facsimile: 011-44-1534-636-042
Email: admin@kingsbridgecap.com; and adamgurney@kingsbridgecap.com with a copy (which shall not constitute notice) to:
Kingsbridge Corporate Services Limited
Kingsbridge House
New Abbey
Kilcullen, County Kildare
Republic of Ireland
Telephone: 011-353-45-481-811
Facsimile: 011-353-45-482-003
Email: adamgurney@kingsbridge.ie; emmagalway@kingsbridge.ie; and
pwhelan@kingsbridge.ie
and another copy (which shall not constitute notice) to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Facsimile: (212) 806-5400
Attention: Keith M. Andruschak, Esq. — kandruschak@stroock.com
     Either party hereto may from time to time change its contact information for notices under this Section by giving at least ten (10) days’ prior written notice of such changed contact information to the other party hereto.
     Section 10.5 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person.
     Section 10.6 Amendment; No Waiver. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement, the Warrant and the Registration Rights Agreement. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.
     Section 10.7 Entire Agreement. This Agreement, the Registration Rights Agreement and the Warrant set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.
     Section 10.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that, if the severance of such provision materially changes the economic benefits of this Agreement to either party as such benefits are anticipated as of the date hereof, then such party may terminate this Agreement on five (5) Trading Days prior written notice to the other party. In such event, the Registration Rights Agreement will terminate simultaneously with the termination of this Agreement; provided that in the event that this Agreement is terminated by the Company in accordance with this Section 10.8 and the Warrant Shares either have not been registered for resale by the Investor in accordance with the Registration Rights Agreement or are otherwise not freely tradable (if and when issued) in accordance with applicable law, then the Registration Rights Agreement in respect of the registration of the Warrant Shares shall remain in full force and effect.
     Section 10.9 Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.
     Section 10.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.
     Section 10.11 Choice of Law. This Agreement shall be construed under the laws of the State of New York.
     Section 10.12 Specific Enforcement, Consent to Jurisdiction.
          (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which either party may be entitled by law or equity.
          (b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.12 shall affect or limit any right to serve process in any other manner permitted by law.
     Section 10.13 Survival. The representations and warranties of the Company and the Investor contained in Articles IV and V and the covenants contained in Article V and Article VI shall survive the execution and delivery hereof and the Closing until the termination of this

Agreement, and the agreements and covenants set forth in Article VIII and Article IX of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.
     Section 10.14 Publicity. Except as otherwise required by applicable law or regulation, or NASDAQ rule or judicial process, prior to the Closing, neither the Company nor the Investor shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. In the event the Company is required by law, regulation, NASDAQ rule or judicial process, based upon reasonable advice of the Company’s counsel, to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Company shall consult with the Investor on the form and substance of such press release, statement or announcement. Promptly after the Closing, each party may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided that, prior to issuing any such press release, making any such public statement or announcement, the party wishing to make such release, statement or announcement consults and cooperates in good faith with the other party in order to formulate such press release, public statement or announcement in form and substance reasonably acceptable to both parties.
     Section 10.15 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
[Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first written.

KINGSBRIDGE CAPITAL LIMITED
By:
Antony Gardner-Hillman
Director

ELECTRO-OPTICAL SCIENCES, INC.
By:
Joseph V. Gulfo, M.D.
Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]

Exhibit A
Form of Registration Rights Agreement

Exhibit B
Form of Warrant

Exhibit C
Form of Draw Down Notice
Kingsbridge Capital Limited
Attention: Mr. Tony Hillman
P.O. Box 1075
Elizabeth House
9 Castle Street
St. Helier
Jersey
JE42QP
Channel Islands
Facsimile: 011-44-1534-636-042
Email: admin@kingsbridgecap.com; and adamgurney@kingsbridgecap.com
Kingsbridge Corporate Services Limited
Kingsbridge House
New Abbey
Kilcullen, County Kildare
Republic of Ireland
Facsimile: 011-353-45-482-003
Email: adamgurney@kingsbridge.ie; and pwhelan@kingsbridge.ie
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Facsimile: (212) 806-5400
Attention: Keith M. Andruschak, Esq. – kandruschak@stroock.com
Reference is hereby made to that certain Common Stock Purchase Agreement dated as of May ___, 2009 (the “Agreement”) by and between Electro-Optical Sciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands (the “Investor”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.
In accordance with and pursuant to Section 3.1 of the Agreement, the Company hereby issues this Draw Down Notice to the Investor pursuant to the terms set forth below.
Draw Down Amount: $                    ; and
First Trading Day of Draw Down Pricing Period:                     , 20[_].
Enclosed with this Draw Down Notice is an executed copy of the Officer’s Certificate described in Section 3.1 of the Agreement, the base form of which is attached to such Agreement as Exhibit D.

Exhibit D
Officer’s Certificate
     I, [NAME OF OFFICER], do hereby certify to Kingsbridge Capital Limited (the “Investor”), with respect to the common stock of Electro-Optical Sciences, Inc. (the “Company”) issuable in connection with the Draw Down Notice, dated                      (the “Notice”) attached hereto and delivered pursuant to Article III of the Common Stock Purchase Agreement, dated May ___, 2009 (the “Agreement”), by and between the Company and the Investor, as follows (capitalized terms used but undefined herein have the meanings given to such terms in the Agreement):
     I am the duly elected [OFFICER] of the Company.
     The representations and warranties of the Company set forth in Article IV of the Agreement are true and correct in all material respects as though made on and as of the date hereof (except for such representations and warranties that are made as of a particular date).
     The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the date hereof related to the Notice and has satisfied each of the conditions to the obligation of the Investor set forth in Article VII of the Agreement.
     Assuming the accuracy of the representations and agreements of the Investor contained in Section 5.10 of the Agreement, the Shares issuable in respect of the Notice will be delivered without restrictive legend via book entry through the DTC to an account designated by the Investor.
     The undersigned has executed this Certificate this ___day of, 20[_].
Name:
Title: